UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 4, 2023

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Kingkey 100, Block A, Room 4805 Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+(86) 755 8233 0336

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2023, Addentax Group Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement) with certain accredited investors (the “Purchasers”), pursuant to which the Company received a net proceed of $15,000,000  in consideration of the issuance of:

●	senior secured convertible notes in the aggregate original principal amount of $16,666,666.66 (the “Convertible Notes”);
●	warrants to purchase up to 16,077,172 shares of common stock of the Company (the “Common Stock”) until on or prior to 11:59 p.m. (New York time) on the five year anniversary of the closing date at an exercise price of $1.25 per share (the “PIPE Warrants”).

The transactions contemplated under the Securities Purchase Agreement closed on January 4, 2023. The Company intends to use the proceeds from the issuance of the Convertible Notes and the PIPE Warrants for general corporate purposes.

The Convertible Notes bear interest at an interest rate of 5% per annum payable on each installment date commencing on the original date of issuance. If an Event of Default (as defined in the Notes) has occurred and is continuing, interest would accrue at the rate of 18% per annum, compounding monthly. The Convertible Notes are convertible into shares of Common Stock, beginning after the original date of issuance at an initial conversion price of $1.25 per share. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions).

The PIPE Warrants contain provisions permitting cashless exercise subject to certain conditions.

The Convertible Notes and the PIPE Warrants contain conversion limitations providing that a holder thereof may not convert the Convertible Notes or exercise the PIPE Warrants to the extent (but only to the extent) that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% the ordinary shares immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

The Company has also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement covering the resale of all of the registrable securities under the Registration Rights Agreement.

The Convertible Notes will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the Securities Purchase Agreement), and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Subsidiary Guarantor (as defined in the Security and Pledge Agreement), as evidenced by (i) a security and pledge agreement to be entered into at closing (the “Security and Pledge Agreement”), (ii) account control agreements to be entered into at closing with respect to certain accounts described in the Convertible Note and the Security and Pledge Agreement, and (iii) a guaranty to be executed by certain subsidiaries of the Company (the “Guaranty”) pursuant to which each of them will guaranty the obligations of the Company under the Convertible Notes and the other transaction documents (as defined in the Securities Purchase Agreement).

Pursuant to the Securities Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Convertible Notes, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). It is a condition to the closing that the Company enter into voting agreements (the “Voting Agreements”) with certain significant stockholders of the Company (each, a “Stockholder”), pursuant to which each Stockholder will agree, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval.

Pursuant to an placement agency agreement dated January 4, 2023 between the Company and Univest Securities LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s placement agent in connection with the securities purchase agreement and agreed to pay the Placement Agent (i) a cash fee equal to 7% of the gross proceeds raised by the Company from the sale of the securities at the closing of the offering to the Purchasers; (ii) an out-of-pocket expenses, including the reasonable fees and expenses of Placement Agent’s counsel and due diligence analysis; and (iii) a warrant to purchase 5% of the aggregate number of conversion shares (the “Placement Agent Warrant”) under the Securities Purchase Agreement. The Placement Agent Warrant contain provisions permitting cashless exercise subject to certain conditions and registration rights to file with the SEC a Registration Statement covering the resale of all of the Placement Agent Warrant shares.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Notes, the Securities Purchase Agreement, the PIPE Warrant, the Registration Rights Agreement, the Security and Pledge Agreement, the Guaranty Agreement, the Voting Agreement, the Placement Agency Agreement, and the Placement Agent Warrant attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, each of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Notes, the PIPE Warrants, the Placement Warrants and the conversion shares have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering. Each of the Purchasers is an accredited investor which has purchased the securities as an investment in a private placement that did not involve a general solicitation. The shares of Common Stock to be issued upon conversion of the Convertible Notes and the exercise of the PIPE Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01. Other Events.

On January 4, 2023, the Company issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Senior Secured Convertible Note
10.1	Securities Purchase Agreement, dated as of January 4, 2023.
10.2	Form of PIPE Warrant.
10.3	Form of Registration Rights Agreement.
10.4	Form of Security and Pledge Agreement.
10.5	Form of Guaranty Agreement.
10.6	Form of Voting Agreement.
10.7	Placement Agency Agreement, dated as of January 4, 2023.
10.8	Form of Placement Agent Warrant.
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Executive Officer

Dated: January 4, 2023